FROM:                 Jeffrey Myhre, V.P./Editorial
                      Linda Decker, V.P./Investor Relations
                      Christian Pflaumer, V.P./Media Relations
                      Porter, LeVay & Rose, Inc.
                      (212) 564-4700

COMPANY               T. Scott Cobb, President & Chief Executive Officer
CONTACTS:             Michael J. Boling, Executive Vice President & CFO
                      SCB Computer Technology, Inc.
                      (901) 754 - 6577


                                                                   EXHIBIT 99.1


                SCB COMPUTER TECHNOLOGY COMPLETES ACQUISITION OF
                         NATIONAL SYSTEMS & RESEARCH Co.

     MEMPHIS,  TN, September 4, 2003 -- SCB Computer  Technology,  Inc. (OTC BB:
SCBI) announced today that is has completed the previously announced acquisition of National Systems & Research Co. (NSR) of Colorado Springs, Colorado. The acquisition is expected to be accretive to earnings.

         Privately held NSR reported revenues in excess of $28 million for the year ended September 30, 2002, and has a backlog exceeding $125 million over the next nine years. NSR's customer base will increase SCB's government practice 33% and its federal government practice 45%. NSR provides information technology solutions and other business processes to numerous agencies of the United States Government, including the Bonneville Power Authority and the USDA, as well as numerous state governments.

         T. Scott Cobb, President and Chief Executive Officers of SCB Computer Technology, Inc., said "We are pleased with the successful completion of the NSR acquisition that extends SCB's services to the states of: California, Vermont, Washington, Idaho and Montana. NSR gives us access to additional large outsourcing projects and increases our federal practice, SCB Federal Systems, by 45% and our over all government practice by 33%. SCB's long-term contract backlog, thanks to this acquisition, now stands at over $300 million."

         He added, "This acquisition, along with the purchase in February of Remtech Services, Inc., further strengthens SCB's position as one of the preeminent IT services providers to governmental agencies, a market estimated to exceed $100 billion."

         "The NSR acquisition is expected to have a positive impact on our April 30, 2004 results. NSR has been in business for over 23 years with a focus on federal and state government agencies, and with their core competencies in large consulting and outsourcing engagements, it is an excellent fit with SCB's business strategy. SCB's acquisition program is designed to add to our governmental capabilities and increase our IT solutions capabilities. " he continued.

         Celestino Archuleta, Chairman and CEO of NSR, said, "We are pleased to become part of a larger company that is focused on providing IT solutions to governmental agencies. Our management team is excited about becoming apart of SCB. NSR's focus on governmental customers complimenst SCB's focus on growing in the federal and state government sectors. ."

         Founded in 1980, NSR has grown rapidly in capability and staff and now has employees working throughout the United States. NSR offers a wide range of IT services, including eGovernment implementations, system architecture and information systems security, system and network administration, legacy systems modernization, and outsourced IT technical, management and administrative support.

         SCB Computer Technology, Inc., based in Memphis, Tennessee, is a leading provider of information technology consulting, outsourcing, and staffing services to agencies of federal and state and local governments, and commercial enterprises, including a number of Fortune 500 companies. Since its inception over a quarter-century ago, SCB has consistently delivered top-quality, cost-effective IT services through long-term engagements with its clients. For additional information, visit SCB's website at http://www.scb.com.

         Certain statements in this document relate to future expectations and as such are forward-looking statements involving known and unknown risks and uncertainties that may cause actual results, performance or achievements related to this transaction to be different from those expressed or implied in the forward-looking statements. All statements other than statements of historical fact made in this press release are forward-looking statements. Forward-looking statements reflect management's current assumptions, beliefs, and expectations and are subject to a number of risks and uncertainties, including those discussed below that could cause actual results to differ materially from historical or anticipated results. These factors include but are not limited to the renewal of federal and state contracts; the potential effects of competition; the ability to successfully integrate the businesses of Remtech Services, Inc.("RSI"), now a division of SCB Federal Systems, and National Systems & Research Co.("NSR"); the Company's increased leveraged position as a result of the RSI and NSR acquisitions; interest cost on acquisition debt; the Company's ability to pursue business strategies; the Company's ability to attract and retain qualified professionals; and other factors discussed in the Company's filings with the Securities and Exchange Commission (including the company's annual report on Form10-K for the fiscal year ended April 30, 2003), that could cause actual results to differ materially from historical or anticipated results. The company undertakes no obligation to update the forward-looking information except as required by law.